 Filed pursuant to Rule 424(b)(7)
 Registration No. 333-279949
PROSPECTUS SUPPLEMENT
(to Prospectus dated June 5, 2024)
7,631,637 Common Shares

This prospectus supplement relates to the offer and sale from time to time of up to 7,631,637 of our common shares (the “Shares”) by the selling securityholders listed in the section of this prospectus supplement entitled “Selling Securityholders” (the “Selling Securityholders”), which is comprised of:
(i)
5,118,426 Shares (the “TRA Shares”) issued on December 9, 2024 pursuant to the Third Amendment to Tax Receivable Agreement (the “TRA Amendment”), dated as of October 24, 2022, by and among us, Canopy USA, LLC, a Delaware limited liability company (“Canopy USA”), Acreage Holdings America, Inc., a Nevada Corporation, High Street Capital Partners, LLC, a Delaware limited liability company (“HSCP”), and certain members of HSCP.

(ii)
1,315,553 Shares (the “Put Shares”) and 1,197,658 Shares (the “Put Warrant Shares”) issuable upon the exercise of warrants (the “Put Warrants”), issued on December 9, 2024, to satisfy an outstanding put liability that was assigned to us. Each Put Warrant is exercisable for one common share at an exercise price of US$3.66 per share, and is exercisable for a period that commenced on December 9, 2024 and will end on June 6, 2029.

Our registration for resale of the Shares covered by this prospectus supplement does not mean that the Selling Securityholders will offer or sell any of the Shares. The Selling Securityholders may sell the Shares covered by this prospectus supplement in a number of different ways and at varying prices. For additional information on the possible methods of sale that may be used by the Selling Securityholders, you should refer to the section of this prospectus supplement entitled “Plan of Distribution” beginning on page S-7 of this prospectus supplement. We will not receive any of the proceeds from the resale of Shares sold by the Selling Securityholders.
You should read this prospectus supplement and the accompanying prospectus carefully before you invest in our common shares .

Investing in our common shares involves a high degree of risk. See “Risk Factors” beginning on page S-2 of this prospectus supplement.
Our common shares are listed and posted for trading on the Toronto Stock Exchange (the “TSX”) under the symbol “WEED” and on the Nasdaq Global Select Market (“Nasdaq”) under the symbol “CGC”. On December 9, 2024, the closing price of our common shares on Nasdaq was US$3.65 per share.
Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus supplement is December 10, 2024

Prospectus Supplement
Prospectus
S-i

ABOUT THIS PROSPECTUS SUPPLEMENT
On June 5, 2024, we filed with the Securities and Exchange Commission, or the SEC, a registration statement on Form S-3 (File No. 333-279949) utilizing a shelf registration process relating to certain securities, including the securities described in this prospectus supplement, which registration statement became effective automatically upon filing. This document is in two parts. The first part is this prospectus supplement, which describes the specific terms of this offering. The second part, the accompanying prospectus, gives more general information, some of which may not apply to this offering and some of which may have been supplemented or superseded by information in this prospectus supplement or documents incorporated or deemed to be incorporated by reference into this prospectus supplement that we file with the SEC subsequent to the date of the prospectus. If information in the prospectus supplement is inconsistent with the accompanying base prospectus, you should rely on this prospectus supplement.
This prospectus supplement does not constitute, and may not be used in connection with, an offer to sell, or a solicitation of an offer to buy, the Shares offered by this prospectus supplement by any person in any jurisdiction in which it is unlawful for such person to make such an offer or solicitation.
It is important for you to read and consider all of the information contained in this prospectus supplement and the accompanying prospectus in making your investment decision. This prospectus supplement, together with the accompanying prospectus and the documents incorporated by reference herein and therein, includes all material information relating to this offering. Please carefully read both this prospectus supplement and the accompanying prospectus, together with the additional information described below under “Important Information Incorporated by Reference”.

RISK FACTORS
Investing in our common shares involves a high degree of risk. Before making an investment decision, you should carefully consider the risk factors described under “Item 1A Risk Factors” in our most recent Annual Report on Form 10-K as updated by the risk factors described under “Item 1A Risk Factors” in our subsequently filed Quarterly Reports on Form 10-Q or in any other periodic reports and documents we file from time to time with the SEC, together with all of the other information appearing in or incorporated by reference into this prospectus supplement, before deciding whether to purchase any of our common shares being offered. Our business, financial condition or results of operations could be materially adversely affected by any of these risks. The trading price of our common shares could decline due to any of these risks, and you may lose all or part of your investment. Please also read carefully the sections titled “Special Note Regarding Forward-Looking Statements; Risk Factor Summary” in our most recent Annual Report on Form 10-K.

USE OF PROCEEDS
We will receive no proceeds from the sale of the Shares by the Selling Securityholders. We would, however, receive proceeds upon the exercise of the Put Warrants held by certain of the Selling Securityholders which, if such Put Warrants are exercised in full for cash, would be approximately US$4.38 million. We currently intend to use the proceeds, if any, received from the exercise of any such Put Warrants for investments in businesses and/or to fund any potential future acquisitions and for working capital and general corporate purposes, which may include the repayment of indebtedness. No assurances can be given that any such Put Warrants will be exercised.
The Selling Securityholders will pay any underwriting fees, discounts and commissions attributable to the sale of the Shares and any similar expenses it incurs in disposing of the Shares. We will bear all other costs, fees and expenses incurred in effecting the registration of the Shares covered by this prospectus supplement. These may include, without limitation, all registration and filing fees, printing fees and fees and expenses of our legal counsel and accountants in connection with the registration of the Shares covered by this prospectus supplement.

SELLING SECURITYHOLDERS
Unless the context otherwise requires, as used in this prospectus supplement, “Selling Securityholders” include the selling securityholders listed below and donees, pledgees, permitted transferees or other successors-in-interest selling Shares received after the date of this prospectus supplement from a selling securityholder as a gift, pledge or other non-sale related transfer.
We have prepared this prospectus supplement to allow the Selling Securityholders or their successors, assignees or other permitted transferees to sell or otherwise dispose of, from time to time, up to 7,631,637 of our common shares.
TRA Shares
The TRA Shares were issued on December 9, 2024 pursuant to the TRA Amendment, pursuant to which Canopy USA agreed to cause us to issue common shares with a value of approximately US$19.5 million to an eligible participant pursuant to HSCP’s existing tax receivable bonus plans. Pursuant to the TRA Amendment, we agreed to register for resale the common shares that we issued thereunder. The TRA Shares were issued by us in reliance on the exemption from securities registration in Section 4(a)(2) under the Securities Act.
Put Shares and Put Warrant Shares
The Put Shares and the Put Warrants were issued on December 9, 2024 pursuant to certain put agreements between Canopy USA and each of the investors thereto (the “Put Agreements”), a share issuance agreement between 1105220 Canada Inc., one of our wholly-owned subsidiaries, and Canopy USA, and a share issuance agreement between us and 1105220 Canada Inc. Pursuant to the Put Agreements, Canopy USA agreed to use commercially reasonable efforts to have us enter into registration rights agreements with each of the investors party to the Put Agreements in certain circumstances in order to satisfy a liability owing to the investors. On December 9, 2024, we entered into registration rights agreements with each of the investors party to the Put Agreements, pursuant to which we agreed to register the resale of the Put Shares and the Put Warrant Shares. The Put Shares and the Put Warrants were issued by us in reliance on the exemption from securities registration in Section 4(a)(2) under the Securities Act.
General
The Shares to be offered by the Selling Securityholders pursuant to this prospectus supplement are “restricted” securities under applicable federal and state securities laws and are being registered under the Securities Act to give the Selling Securityholders the opportunity to sell the Shares publicly. The registration of the Shares does not require that any of the Shares be offered or sold by the Selling Securityholders.
No estimate can be given as to the amount or percentage of common shares that will be held by the Selling Securityholders after any sales of Shares made pursuant to this prospectus supplement because the Selling Securityholders are not required to sell any of the Shares being registered hereunder. The table below assumes that the Selling Securityholders will sell all of the Shares listed in this prospectus supplement and that they do not purchase additional common shares.
Unless otherwise indicated in the footnotes to the table below, no Selling Securityholder has had any material relationship with us or any of our affiliates within the past three years other than as a security holder.
We have prepared the table below based on written representations and information furnished to us by or on behalf of the Selling Securityholders. Since the date on which the Selling Securityholders provided this information, the Selling Securityholders may have sold, transferred or otherwise disposed of all or a portion of the common shares in a transaction exempt from the registration requirements of the Securities Act. Unless otherwise indicated in the footnotes to the table below, we believe that (1) none of the Selling Securityholders are broker-dealers or affiliates of a broker-dealer, (2) no Selling Securityholder has direct or indirect agreements or understandings with any person to distribute their Shares, and (3) the Selling Securityholders have sole voting and investment power with respect to all Shares beneficially owned, subject to applicable community property laws. To the extent any Selling Securityholder is, or is affiliated with, a broker-dealer, it could be deemed to be, under SEC Staff interpretations, an “underwriter” within the meaning of the Securities

Act. Information about the Selling Securityholders may change over time. Any changed information will be set forth in supplements to this prospectus supplement, if required.
Under the terms of the Put Warrants, the holders thereof may not exercise the Put Warrants to the extent such exercise would cause such Selling Securityholder, together with its affiliates and attribution parties, to beneficially own a number of our common shares which would exceed 4.99% (the “Maximum Percentage”) of our then outstanding common shares following such exercise, excluding for purposes of such determination common shares issuable upon exercise of such Put Warrants which have not been exercised; provided that the holder of Put Warrants may, upon notice, increase or decrease the Maximum Percentage, provided that the Maximum Percentage in no event exceeds 9.99% of our then outstanding common shares following such exercise. The number of Shares and the percentages in the table below do not reflect these limitations. The Selling Securityholders may sell all, some or none of their Shares in this offering. See “Plan of Distribution.”
The following table sets forth information with respect to the beneficial ownership of our common shares held, as of December 9, 2024, by the Selling Securityholders and the number of Shares being offered hereby and information with respect to common shares to be beneficially owned by the Selling Securityholders after completion of this offering. The percentages in the following table reflect the common shares beneficially owned by the Selling Securityholders as a percentage of the total number of common shares outstanding as of December 9, 2024. As of such date, 122,394,159 common shares were issued and outstanding.
	Total Number of Common Shares Beneficially Owned Prior to the Offering(1)		Maximum Number of Common Shares that may be Offered Pursuant to this Prospectus Supplement	Common Shares Beneficially Owned After this Offering(1)(2)
Name	Number	Percentage		Number	Percentage
Kevin P. Murphy	5,154,020	4.2%	5,118,426	35,594	*
BPY Limited(3)	1,918,005	1.6%	753,962	1,164,043	*
Boothbay Diversified Alpha Master Fund, LP(4)	277,045	*	108,907	168,138	*
Boothbay Absolute Return Strategies, LP(5)	788,513	*	309,963	478,550	*
Nomis Bay Ltd(6)	3,409,789	2.8%	1,340,379	2,069,410	1.7%

*
Represents less than 1% of the issued and outstanding common shares.

(1)
Beneficial ownership is determined in accordance with Rule 13d-3 under the Securities Exchange Act of 1934, as amended, or the Exchange Act. In computing the number of common shares beneficially owned by a person and the percentage ownership of that person, common shares subject to warrants, options and other convertible securities held by that person that are currently exercisable or exercisable within 60 days of December 9, 2024 are deemed outstanding. common shares subject to warrants, options and other convertible securities, however, are not deemed outstanding for the purpose of computing the percentage ownership of any other person.

(2)
Assumes that the Selling Securityholders dispose of all of the common shares covered by this prospectus supplement and do not acquire beneficial ownership of any additional common shares. The registration of these common shares does not necessarily mean that the Selling Securityholders will sell all or any portion of the common shares covered by this prospectus supplement.

(3)
Includes (i) 359,297 common shares that could be acquired upon the exercise of Put Warrants and (ii) 529,109 common shares that could be acquired upon exercise of other warrants. Murchinson Ltd. (“Murchinson”), as sub-advisor to BPY Limited, has voting and investment power with respect to these common shares. Marc Bistricer, in his capacity as CEO of Murchinson, may also be deemed to have investment discretion and voting power over the common shares held by BPY Limited. Each of Mr. Bistricer and Murchinson disclaims any beneficial ownership of these common shares except to the extent of any pecuniary interest therein. The Put Warrants held by this entity are subject to Maximum Percentage ownership limitation described above.

(4)
Includes (i) 51,899 common shares that could be acquired upon the exercise of Put Warrants and (ii) 76,426 common shares that could be acquired upon exercise of other warrants. Murchinson, as sub-advisor to Boothbay Diversified Alpha Master Fund, LP, has voting and investment power with respect to these common shares. Marc Bistricer, in his capacity as CEO of Murchinson, may also be deemed to have investment discretion and voting power over the common shares held by Boothbay Diversified Alpha Master Fund, LP. Each of Mr. Bistricer and Murchinson disclaims any beneficial ownership of these common shares except to the extent of any pecuniary interest therein. The Put Warrants held by this entity are subject to Maximum Percentage ownership limitation described above.

(5)
Includes (i) 147,711 common shares that could be acquired upon the exercise of Put Warrants and (ii) 217,522 common shares that could be acquired upon exercise of other warrants. Murchinson, as sub-advisor to Boothbay Absolute Return Strategies, LP, has voting and investment power with respect to these common shares. Marc Bistricer, in his capacity as CEO of Murchinson, may also be deemed to have investment discretion and voting power over the common shares held by Boothbay Absolute Return Strategies, LP. Each of Mr. Bistricer and Murchinson disclaims any beneficial ownership of these common shares except to the extent of any pecuniary interest therein. The Put Warrants held by this entity are subject to Maximum Percentage ownership limitation described above.
(6)
Includes (i) 638,751 common shares that could be acquired upon the exercise of Put Warrants and (ii) 940,639 common shares that could be acquired upon exercise of other warrants. Murchinson, as sub-advisor to Nomis Bay Ltd., has voting and investment power with respect to these common shares. Marc Bistricer, in his capacity as CEO of Murchinson, may also be deemed to have investment discretion and voting power over the common shares held by Nomis Bay Ltd. Each of Mr. Bistricer and Murchinson disclaims any beneficial ownership of these common shares except to the extent of any pecuniary interest therein. The Put Warrants held by this entity are subject to Maximum Percentage ownership limitation described above.

PLAN OF DISTRIBUTION
We are registering the Shares to permit the resale of the Shares by the holder thereof from time to time after the date of this prospectus supplement. We will not receive any of the proceeds from the sale by the Selling Securityholders of the Shares. We will bear all costs, fees and expenses incurred in effecting the registration of the Shares.
Each Selling Securityholder may sell all or a portion of the Shares beneficially owned by it and offered hereby from time to time directly or through one or more underwriters, broker-dealers or agents. If the Shares are sold through underwriters or broker-dealers, such Selling Securityholder will be responsible for underwriting fees, discounts or commissions or agent’s commissions. The Shares may be sold in one or more transactions at fixed prices, at prevailing market prices at the time of the sale, at varying prices determined at the time of sale, or at negotiated prices. The Selling Securityholders will act independently of us in making decisions with respect to the timing, manner and size of each sale of Shares. These sales may be effected in transactions, which may involve cross or block transactions. The Selling Securityholders may use one or more of the following methods when disposing of the Shares or interests therein:
•
on any national securities exchange or quotation service on which the securities may be listed or quoted at the time of sale;

•
in the over-the-counter market;

•
in transactions otherwise than on these exchanges or systems or in the over-the-counter market;

•
through the writing of options, whether such options are listed on an options exchange or otherwise;

•
in ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

•
in block trades in which the broker-dealer will attempt to sell the Shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

•
through purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

•
in an exchange distribution in accordance with the rules of the applicable exchange;

•
in privately negotiated transactions;

•
in short sales;

•
through the distribution of the Shares by such Selling Securityholder to its partners, members or stockholders;

•
through one or more underwritten offerings on a firm commitment or best-efforts basis;

•
in sales pursuant to Rule 144 under the Securities Act;

•
whereby broker-dealers may agree with such Selling Securityholder to sell a specified number of such Shares at a stipulated price per share;

•
in a combination of any such methods of sale; and

•
in any other method permitted pursuant to applicable law.

In addition, a Selling Securityholder that is an entity may elect to make a pro rata in-kind distribution of securities to its members, partners or stockholders pursuant to the registration statement of which this prospectus supplement forms a part by delivering a prospectus supplement with a plan of distribution. Such members, partners or stockholders would thereby receive freely tradeable securities pursuant to the distribution through a registration statement. To the extent a distributee is an affiliate of ours (or to the extent otherwise required by law), we may file a prospectus supplement in order to permit the distributees to resell the securities acquired in the distribution.
If any Selling Securityholder effects such transactions by selling Shares to or through underwriters, broker-dealers or agents, such underwriters, broker-dealers or agents may receive commissions in the form of discounts, concessions or commissions from such Selling Securityholder or commissions from purchasers of the Shares for whom they may act as agent or to whom they may sell as principal (which discounts, concessions or commissions as to particular underwriters, broker-dealers or agents may be in excess of those customary in the types of transactions involved). In connection with sales of the Shares or otherwise, the Selling Securityholders may enter into hedging transactions with broker-dealers, which may in turn engage in short sales of the Shares in the course of hedging in positions they assume. The Selling Securityholders may also sell the Shares short and deliver Shares covered by this prospectus supplement to close out short positions and to return borrowed common shares in connection with such short sales. The Selling Securityholders may also loan or pledge Shares to broker-dealers that in turn may sell such Shares.
Each Selling Securityholder may pledge or grant a security interest in some or all of the Shares owned by it and, if it defaults in the performance of its secured obligations, the pledgees or secured parties may offer and sell the Shares from time to time pursuant to this prospectus supplement or any amendment to this prospectus supplement under Rule 424(b)(3) or other applicable provision of the Securities Act by amending, if necessary, the list of Selling Securityholders to include the pledgee, transferee or other successors in interest as a Selling Securityholder under this prospectus supplement. Each Selling Securityholder also may transfer and donate the Shares owned by it in other circumstances in which case the transferees, donees, pledgees or other successors in interest will be the selling beneficial owners for purposes of this prospectus supplement.
The Selling Securityholders and any broker-dealer participating in the distribution of the Shares may be deemed to be “underwriters” within the meaning of the Securities Act, and any commission paid, or any discounts or concessions allowed to, any such broker-dealer may be deemed to be underwriting commissions or discounts under the Securities Act. At the time a particular offering of the Shares is made, a prospectus supplement, if required, will be distributed which will set forth the aggregate amount of Shares being offered and the terms of the offering, including the name or names of any broker-dealers or agents, any discounts, commissions and other terms constituting compensation from the Selling Securityholders and any discounts, commissions or concessions allowed or reallowed or paid to broker-dealers. The Selling Securityholders may indemnify any broker-dealer that participates in transactions involving the sale of the Shares against certain liabilities, including liabilities arising under the Securities Act.
Under the securities laws of some states of the United States, the Shares may be sold in such states only through registered or licensed brokers or dealers. In addition, in some states of the United States, the Shares may not be sold unless such Shares have been registered or qualified for sale in such state or an exemption from registration or qualification is available and is complied with.
The aggregate proceeds to the Selling Securityholders from the sale of the Shares offered will be the purchase price of the Shares less discounts or commissions, if any. The Selling Securityholders reserve the right to accept and, together with its agents from time to time, to reject, in whole or in part, any proposed purchase of Shares to be made directly or through agents. There can be no assurance that the Selling Securityholders will sell any or all of the Shares registered hereunder.
The Selling Securityholders and any other person participating in such distribution will be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder, including, without limitation, Regulation M of the Exchange Act, which may limit the timing of purchases and sales of any of the Shares by the Selling Securityholders and any other participating person. Regulation M may also restrict the ability of any person engaged in the distribution of the Shares to engage in market-making activities with respect to the Shares. All of the foregoing may affect the marketability of the Shares and the ability of any person or entity to engage in market-making activities with respect to the Shares.
We will pay all expenses of the registration of the Shares pursuant to the agreements described herein, including, without limitation, SEC filing fees and expenses of compliance with state securities or “Blue Sky” laws; provided, however, that the Selling Securityholders will pay all underwriting fees, discounts or commissions attributable to the sale of the Shares and any legal fees and expenses of counsel to the Selling Securityholders. We may be indemnified by the Selling Securityholders against certain liabilities, including certain liabilities under the Securities Act or the Exchange Act, that may arise from any written information furnished to us by the Selling Securityholders specifically for use in this prospectus supplement.
Once sold hereunder, the Shares will be freely tradable in the hands of persons other than our affiliates.

LEGAL MATTERS
The validity of the common shares offered by this prospectus supplement and certain other Canadian legal matters related to the common shares being offered by this prospectus supplement will be passed upon for us by Cassels Brock & Blackwell LLP.
EXPERTS
The consolidated financial statements of Canopy Growth Corporation as of March 31, 2024 and for the year then ended, and the effectiveness of internal control over financial reporting as of March 31, 2024, have been incorporated by reference herein in reliance on the reports of PKF O’Connor Davies, LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in auditing and accounting
The consolidated financial statements of Canopy Growth Corporation as of March 31, 2023, and for each of the years in the two-year period ended March 31, 2023, have been incorporated by reference herein in reliance on the report of KPMG LLP (“KPMG”), independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in auditing and accounting.
The audit report covering the March 31, 2023 consolidated financial statements included in the 2023 Annual Report contains an explanatory paragraph that states that the Company’s material debt obligations coming due in the short-term, recurring losses from operations and the requirement for additional capital to fund its operations raise substantial doubt about the Company’s ability to continue as a going concern. The 2023 consolidated financial statements do not include any adjustments that might result from the outcome of that uncertainty.
Canopy Growth Corporation has agreed to indemnify and hold KPMG harmless against and from any and all legal costs and expenses incurred by KPMG in successful defense of any legal action or proceeding that arises as a result of KPMG’s consent to the incorporation by reference of its audit report on the Company’s past financial statements incorporated by reference in this Registration Statement.

IMPORTANT INFORMATION INCORPORATED BY REFERENCE
The SEC allows us to “incorporate by reference” the information we file with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus supplement and the accompanying prospectus, and information that we file later with the SEC will automatically update and supersede this information.
The following documents are incorporated by reference into this prospectus supplement:
(a)
Our Annual Report on Form 10-K for the fiscal year ended March 31, 2024, filed with the SEC on May 30, 2024;

(b)
Our Quarterly Report on Form 10-Q for the quarter ended June 30, 2024, as filed with the SEC on August 9, 2024, and our Quarterly Report on Form 10-Q for the quarter ended September 30, 2024, as filed with the SEC on November 8, 2024;

(c)
Our Current Reports on Form 8-K, filed with the SEC on April 1, 2024, April 16, 2024 (excluding information under Item 7.01), April 19, 2024 (excluding information under Item 7.01), April 30, 2024, May 6, 2024 (excluding information under Item 7.01), May 13, 2024, June 5, 2024 (accepted 7:00:34) (excluding information under Item 7.01), June 5, 2024 (accepted 16:28:26), June 6, 2024, August 16, 2024 (excluding information under Item 7.01), August 23, 2024, September 25, 2024, October 17, 2024, November 26, 2024 (excluding information under Item 7.01) and December 9, 2024; and

(d)
The description of our common shares contained in Exhibit 4.1 to our Annual Report on Form 10-K for the fiscal year ended March 31, 2024 filed with the SEC on May 30, 2024.

All documents filed by us pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this prospectus supplement and before the termination of the offering also shall be deemed to be incorporated herein by reference. We are not, however, incorporating by reference any documents or portions thereof that are not deemed “filed” with the SEC, including any information furnished pursuant to Items 2.02 or 7.01 of Form 8-K. Any statements in any such future filings will automatically be deemed to modify and supersede any information in any document we previously filed with the SEC that is incorporated or deemed to be incorporated herein by reference to the extent that statements in the later filed document modify or replace such earlier statements. Any such statement so modified or superseded shall not be deemed to constitute a part of this prospectus supplement, except as so modified or superseded.
If requested orally or in writing, we will provide to each person, including any beneficial owner, to whom a prospectus supplement is delivered, at no cost, a copy of any or all of the information that has been incorporated by reference in this prospectus supplement but not delivered with this prospectus supplement. Exhibits to the filings will not be sent, however, unless those exhibits have specifically been incorporated by reference into such documents. To obtain a copy of these filings at no cost, you may write to us at the following address:
Canopy Growth Corporation
1 Hershey Drive
Smiths Falls, Ontario, Canada K7A 0A8
Attention: Chief Legal Officer

Prospectus
Common Shares
Exchangeable Shares
Debt Securities
Subscription Receipts
Units
Warrants

We and any selling securityholders identified in supplements to this prospectus may from time to time offer and sell our common shares (“Common Shares”), non-voting and non-participating exchangeable shares (the “Exchangeable Shares”), debt securities (“Debt Securities”), subscription receipts (“Subscription Receipts”), units (“Units”), and warrants (“Warrants”) (collectively, the “Securities”). The Securities may be offered separately or together, in amounts, at prices and on terms to be determined based on market conditions at the time of sale and set forth in one or more prospectus supplements. The Securities may be offered and sold in the United States and elsewhere where permitted by law. We will provide the specific terms of the Securities in supplements to this prospectus that will be delivered to purchasers together with this prospectus. You should read this prospectus and any prospectus supplement carefully before you invest in the Securities.

This prospectus may not be used to sell the Securities unless accompanied by a prospectus supplement.

We or any selling securityholders may sell the Securities to or through underwriters or dealers purchasing as principals and may also sell the Securities to one or more purchasers directly or through agents. See “Plan of Distribution.” The prospectus supplement relating to a particular offering of Securities will identify each underwriter, dealer or agent, as the case may be, engaged by us or any selling securityholders in connection with the offering and sale of Securities, and will set forth the terms of the offering of such Securities, including the method of distribution of such Securities, the public offering price, the proceeds to us or any selling securityholders, any fees, discounts or other compensation payable to underwriters, dealers or agents, and any other material terms of the plan of distribution.
Our Common Shares are listed and posted for trading on the Toronto Stock Exchange (the “TSX”) under the symbol “WEED” and on the Nasdaq Global Select Market (“Nasdaq”) under the symbol “CGC.” On June 4, 2024, the closing price of our Common Shares on Nasdaq was US$7.81 per share. Unless otherwise specified in the applicable prospectus supplement, the Exchangeable Shares, Debt Securities, Subscription Receipts, Units and Warrants will not be listed on any securities or stock exchange.

Investment in the Securities involves certain risks that should be considered by a prospective purchaser. See “Risk Factors” on page 4 of this prospectus along with the risk factors described in the applicable prospectus supplement pertaining to the Securities and the other information contained in and incorporated by reference in this prospectus and in the applicable prospectus supplement before purchasing the Securities offered hereby. See “Where You Can Find More Information.”
Neither the U.S. Securities and Exchange Commission (the “SEC”) nor any state securities commission has approved or disapproved of these Securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.
The date of this prospectus is June 5, 2024

i

ABOUT THIS PROSPECTUS
This prospectus is part of an “automatic shelf” registration statement that we filed with the SEC as a “well-known seasoned issuer” as defined in Rule 405 under the Securities Act of 1933, as amended (the “Securities Act”), using a “shelf” registration process. Under this process, we and/or any selling securityholders may sell from time to time any combination of the Securities described in this prospectus. This prospectus only provides you with a general description of the Securities that we and/or any selling securityholders may offer. Each time we or any selling securityholders sell Securities, we will provide a supplement to this prospectus that contains specific information about the terms of that offering, including the specific amounts, prices and terms of the Securities offered, and information regarding the selling securityholders, if any. The prospectus supplement may also add, update or change information contained in this prospectus. You should carefully read both this prospectus, any accompanying prospectus supplement and any free writing prospectus prepared by or on behalf of us, together with the additional information described under the heading “Where You Can Find More Information.” This prospectus does not contain all of the information set forth in the Registration Statement we have filed with the SEC of which this prospectus forms a part, certain parts of which are omitted in accordance with the rules and regulations of the SEC. You may refer to the Registration Statement of which this prospectus forms a part and the exhibits to the Registration Statement for further information with respect to us and the Securities.
We have not authorized anyone to provide you with any information other than that contained in or incorporated by reference into this prospectus, any accompanying prospectus supplement and any free writing prospectus prepared by or on behalf of us. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. We are not making offers to sell the Securities in any jurisdiction in which an offer or solicitation is not authorized or in which the person making such offer or solicitation is not qualified to do so or to anyone to whom it is unlawful to make an offer or solicitation.
You should assume that the information appearing in this prospectus and any applicable prospectus supplement to this prospectus is accurate only as of the date on its respective cover, that the information appearing in any applicable free writing prospectus is accurate only as of the date of that free writing prospectus, and that any information incorporated by reference is accurate only as of the date of the document incorporated by reference, unless we indicate otherwise. Our business, financial condition, results of operations and prospects may have changed since those dates. This prospectus incorporates by reference, and any prospectus supplement or free writing prospectus may contain and incorporate by reference, market data and industry statistics and forecasts that are based on independent industry publications and other publicly available information. Although we believe these sources are reliable, we do not guarantee the accuracy or completeness of this information and we have not independently verified this information. In addition, the market and industry data and forecasts that may be included or incorporated by reference in this prospectus, any prospectus supplements or any applicable free writing prospectus, may involve estimates, assumptions, and other risks and uncertainties and are subject to change based on various factors, including those discussed under the heading “Risk Factors” contained in this prospectus, the applicable prospectus supplement and any applicable free writing prospectus, and under similar headings in other documents that are incorporated by reference into this prospectus. Accordingly, investors should not place undue reliance on this information.
Unless the context otherwise requires, all references in this prospectus and any prospectus supplement to “Canopy Growth,” the “Company,” “we,” “us” and “our” mean Canopy Growth Corporation and its consolidated subsidiaries.
In this prospectus and in any prospectus supplement, unless otherwise specified or the context otherwise requires, all dollar amounts are expressed in United States dollars, references to “dollars,” “$” or “US$” are to United States dollars and all references to “C$” are to Canadian dollars. Certain figures included in this prospectus and in any prospectus supplement have been subject to rounding adjustments. Accordingly, figures shown as totals in certain tables may not be an arithmetic aggregation of the figures that precede them.
Unless otherwise indicated, all financial information included or incorporated by reference in this prospectus or included or incorporated by reference in any prospectus supplement is determined using U.S. generally accepted accounting principles.

WHERE YOU CAN FIND MORE INFORMATION
We file annual, quarterly and current reports, proxy statements and other information with the SEC under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). The SEC maintains a website at www.sec.gov that contains reports, proxy and information statements and other information concerning issuers that file electronically with the SEC, including us. We also maintain a website at www.canopygrowth.com that contains information concerning us. The information contained or referred to on our website is not part of, or incorporated by reference into, this prospectus.
The SEC allows us to “incorporate by reference” information into this prospectus and any accompanying prospectus supplement, which means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is deemed to be part of this prospectus and any accompanying prospectus supplement, except for any information superseded by information contained directly in this prospectus, any accompanying prospectus supplement, any subsequently filed document deemed incorporated by reference or any free writing prospectus prepared by or on our behalf. This prospectus and any accompanying prospectus supplement incorporate by reference the documents set forth below that we have previously filed with the SEC (other than information deemed furnished and not filed in accordance with SEC rules, including Items 2.02 and 7.01 of Form 8-K).
•
Our Annual Report on Form 10-K for the fiscal year ended March 31, 2024, filed with the SEC on May 30, 2024;

•
Our Current Reports on Form 8-K, filed with the SEC on April 1, 2024, April 16, 2024 (excluding information under Item 7.01), April 19, 2024 (excluding information under Item 7.01), April 30, 2024, May 6, 2024 (excluding information under Item 7.01), May 13, 2024 and June 5, 2024 (excluding information under Item 7.01); and

•
The description of our Common Shares contained in Exhibit 4.1 to our Annual Report on Form 10-K for the fiscal year ended March 31, 2024 filed with the SEC on May 30, 2024.

All documents filed by us pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this prospectus and before the termination of the offering also shall be deemed to be incorporated herein by reference. We are not, however, incorporating by reference any documents or portions thereof that are not deemed “filed” with the SEC, including any information furnished pursuant to Items 2.02 or 7.01 of Form 8-K. Any statements in any such future filings will automatically be deemed to modify and supersede any information in any document we previously filed with the SEC that is incorporated or deemed to be incorporated herein by reference to the extent that statements in the later filed document modify or replace such earlier statements. Any such statement so modified or superseded shall not be deemed to constitute a part of this prospectus, except as so modified or superseded.
If requested orally or in writing, we will provide to each person, including any beneficial owner, to whom a prospectus is delivered, at no cost, a copy of any or all of the information that has been incorporated by reference in this prospectus but not delivered with this prospectus. Exhibits to the filings will not be sent, however, unless those exhibits have specifically been incorporated by reference into such documents. To obtain a copy of these filings at no cost, you may write to us at the following address:
Canopy Growth Corporation
1 Hershey Drive
Smiths Falls, Ontario, Canada K7A 0A8
Attention: Chief Legal Officer

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS
This prospectus contains or incorporates by reference “forward-looking statements” within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act and other applicable securities laws, which involve certain known and unknown risks and uncertainties. In addition to the cautionary statement below, with respect to forward-looking statements contained in the documents incorporated by reference herein, prospective purchasers should refer to “Special Note Regarding Forward Looking Statements” in the most recent Annual Report on Form 10-K of the Company as well as to similar sections of any documents incorporated by reference in this prospectus that are filed after the date hereof.
Forward-looking statements predict or describe our future operations, business plans, business and investment strategies and the performance of our investments. These forward-looking statements are generally identified by their use of such terms and phrases as “intend,” “goal,” “strategy,” “estimate,” “expect,” “project,” “projections,” “forecasts,” “plans,” “seeks,” “anticipates,” “potential,” “proposed,” “will,” “should,” “could,” “would,” “may,” “likely,” “designed to,” “foreseeable future,” “believe,” “scheduled” and other similar expressions. Our actual results or outcomes may differ materially from those anticipated. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date the statement was made. We undertake no obligation to update or revise any forward-looking statements, whether as a result of new information, estimates or opinions, future events or results or otherwise or to explain any material difference between subsequent actual events and such forward-looking statements, except as required by law. The forward-looking statements contained in this prospectus and the documents incorporated or deemed to be incorporated by reference herein or made by our directors, officers, other employees and other persons authorized to speak on our behalf are expressly qualified in their entirety by these cautionary statements.
You should read carefully the risk factors described in the documents incorporated by reference in this prospectus for a description of certain risks that could, among other things, cause actual results to differ from these forward-looking statements.

RISK FACTORS
Investing in our securities involves a high degree of risk. Before making an investment decision, you should carefully consider the risk factors incorporated by reference herein from our most recent Annual Report on Form 10-K and any subsequent Quarterly Reports on Form 10-Q or Current Reports on Form 8-K, and all other information contained or incorporated by reference in this prospectus, any prospectus supplement and any applicable free writing prospectus, or as updated by our subsequent filings under the Exchange Act. The occurrence of any of these risks might cause you to lose all or part of your investment in the offered securities.

THE COMPANY
We are a world-leading cannabis company which produces, distributes, and sells a diverse range of cannabis and cannabis-related products. Our cannabis products are principally sold for adult-use and medical purposes under a portfolio of distinct brands in Canada pursuant to the Cannabis Act, SC 2018, c 16, and globally pursuant to applicable international and Canadian legislation, regulations, and permits. Our core operations are in Canada, Europe (including Germany, Poland and Czech Republic) and Australia.
The Company’s principal executive offices are located at 1 Hershey Drive, Smiths Falls, Ontario, K7A 0A8. Our Common Shares are listed for trading on the TSX under the symbol “WEED” and Nasdaq under the symbol “CGC.” The Company maintains a website at www.canopygrowth.com. The information on, or otherwise accessible through, our website does not constitute a part of, and is not incorporated by reference into, this prospectus.

USE OF PROCEEDS
We intend to use the net proceeds from the sale of any Securities as set forth in the applicable prospectus supplement relating to that offering of Securities. Unless otherwise specified in the applicable prospectus supplement, we will not receive any proceeds from the sale of Securities by any selling securityholders.

DESCRIPTION OF CAPITAL SHARES
General
The following description of our Common Shares and Exchangeable Shares is a summary and does not purport to be complete. It is based on and qualified in its entirety by reference to our articles of incorporation, as amended (the “Articles of Incorporation”) and our by-laws, as amended (the “By-laws”), each of which are incorporated by reference as exhibits to our most recent Annual Report on Form 10-K and are incorporated by reference herein. We encourage you to read our Articles of Incorporation and our By-laws for additional information.
Common Shares
Authorized Capital Shares:   Our authorized capital shares includes an unlimited number of Common Shares. As of the close of business on the date prior to the date of this prospectus, there were an aggregate of 76,197,615 Common Shares issued and outstanding. The Common Shares may be offered separately or together with other Securities, as the case may be. The primary trading markets of exchange for our Common Shares are Nasdaq the TSX, under the trading symbols “CGC” and “WEED,” respectively.
Voting Rights:   Holders of our Common Shares are entitled to receive notice of and to attend all meetings of shareholders to be convened by Canopy Growth. Each holder of our Common Shares is entitled to one vote per Common Share held on all matters voted on by the shareholders, either in person or by proxy. At any meeting of shareholders, every matter brought before such meeting shall, unless otherwise required by our Articles of Incorporation, By-laws or by applicable law, be determined by the affirmative vote of the majority of the votes cast on the matter. Our Common Shares do not have cumulative voting rights.
Dividends and Liquidation Rights:   Holders of our Common Shares are entitled to receive dividends, if any, as may be declared by our board of directors (the “Board”) in its discretion, out of funds legally available for the payment of dividends. Holders of our Common Shares are entitled to share ratably in all assets of Canopy Growth legally available for distribution to holders of our Common Shares in the event of liquidation, dissolution or winding-up of Canopy Growth, whether voluntary or involuntary.
Subdivision or Consolidation:   No subdivision or consolidation of our Common Shares may be carried out unless, at the same time, the Exchangeable Shares are subdivided or consolidated in a manner so as to preserve the relative rights of the holders of each class of securities.
Conversion Right:   Each issued and outstanding Common Share may at any time, at the option of the holder, be converted into one Exchangeable Share.
Other Rights and Preferences:   There are no sinking fund, preemptive or redemption rights attached to our Common Shares.
Transfer Agent and Registrar:   The transfer agent and registrar for our Common Shares is Odyssey Trust Company. The transfer agent and registrar’s address is Stock Exchange Tower, 1230 – 300 5th Avenue Southwest, Calgary, Alberta, T2P 3C4, and its telephone number is (888) 290-1175.
Exchangeable Shares
Authorized Capital Shares:   Our authorized capital shares includes an unlimited number of Exchangeable Shares. As of the close of business on the date prior to the date of this prospectus, there were an aggregate of 26,261,474 Exchangeable Shares issued and outstanding. There is no trading market for our Exchangeable Shares.
Voting Rights:   Holders of our Exchangeable Shares are not entitled to receive notice of, attend, or vote at meetings of the shareholders to be convened by Canopy Growth; provided that the holders of Exchangeable Shares will, however, be entitled to receive notice of meetings of shareholders called for the purpose of authorizing the dissolution of Canopy Growth or the sale of its undertaking or assets, or a substantial part thereof, but holders of Exchangeable Shares will not be entitled to vote at such meetings.
Dividends and Liquidation Rights:   The holders of Exchangeable Shares will not be entitled to receive any dividends. In the event of the dissolution, liquidation or winding-up of Canopy Growth or any other distribution of assets of Canopy Growth among its shareholders for the purpose of winding-up its affairs, the holders of Exchangeable Shares will not be entitled to receive any amount, property or assets of Canopy Growth.
Subdivision or Consolidation:   No subdivision or consolidation of the Exchangeable Shares may be carried out unless, at the same time, our Common Shares are subdivided or consolidated in a manner so as to preserve the relative rights of the holders of each class of securities.
Conversion Right:   Each issued and outstanding Exchangeable Share may at any time, at the option of the holder, be converted into one Common Share.
Change of Control:   Upon any consolidation, amalgamation, arrangement, merger, redemption, compulsory acquisition or similar transaction of or involving our Common Shares, or a sale or conveyance of all or substantially all the assets of Canopy Growth to any other body corporate, trust, partnership or other entity (each, a “Change of Control”), each Exchangeable Share that is outstanding on the effective date of such Change of Control will remain outstanding and, upon the exchange of such Exchangeable Share thereafter, will be entitled to receive and will accept, in lieu of the number of Common Shares that the holder thereof would have been entitled to receive prior to such effective date, the number of shares or other securities or property (including cash) that such holder would have been entitled to receive on such Change of Control, if, on the effective date of such Change of Control, the holder had been the registered holder of the number of Common Shares which it was entitled to acquire upon the exchange of the Exchangeable Share as of such date (the “Adjusted Exchange Consideration”); provided that, in the event the Exchangeable Shares are to be exchanged for securities of another entity with securities that are substantially similar to the terms of the Exchangeable Shares (the “Alternative Exchangeable Security”), as determined by the Board, acting reasonably, using the same exchange ratio as is applicable for our Common Shares in connection with the Change of Control, then in such circumstances, each Exchangeable Share that is outstanding on the effective date of a Change of Control will be exchanged for the Alternative Exchangeable Security.
While holders of Exchangeable Shares will be permitted to freely sell or transfer the Exchangeable Shares (unless the Common Shares that were converted into Exchangeable Shares were “restricted securities,” as such term is defined in Rule 144 promulgated under the Securities Act), the Company does not expect that an active or liquid trading market for the Exchangeable Shares will develop or be sustained. Each transfer of Exchangeable Shares will be accompanied by certification to the Company by the transferring holder of the Exchangeable Shares that such holder reasonably believes that such transfer is occurring in compliance with the Canadian take-over bid requirements as though the Exchangeable Shares were voting securities or equity securities of the Company. To the extent a holder of Common Shares that are “restricted securities” converts those Common Shares into Exchangeable Shares, those Exchangeable Shares will also be “restricted securities,” which can only be sold pursuant to a registration statement under the Securities Act or an exemption from the registration provisions of the Securities Act. The Exchangeable Shares are not expected to be listed on a stock exchange or over-the-counter market.
If the Adjusted Exchange Consideration includes cash, then Canopy Growth will, or will cause the other body corporate, trust, partnership or other entity resulting from or party to such Change of Control to, deposit with an escrow agent appointed by Canopy Growth on the closing date of the Change of Control the aggregate cash that would be payable to holders of Exchangeable Shares if all of the outstanding Exchangeable Shares were exchanged immediately prior to the Change of Control. All such funds will be held by the escrow agent in a segregated interest-bearing account for the benefit of the holders of Exchangeable Shares, and will solely be used to satisfy the cash portion of the Adjusted Exchange Consideration upon exchanges of Exchangeable Shares into Common Shares from time to time (with holders of Exchangeable Shares being entitled to any accumulated interest on the funds from the date of initial deposit to and including the business day immediately preceding the date of exchange, on a pro rata basis).
If, in connection with a Change of Control, a holder of a Common Share may elect a form of consideration (including, without limitation, shares, other securities, cash or other property) from options made available, then all holders of Exchangeable Shares will be deemed to have elected to receive an equal percentage of each of the different types of consideration offered, unless otherwise agreed in writing by such holder of Exchangeable Shares in accordance with the terms of the transaction and prior to any applicable election deadline; provided that if the option made available is between two securities, one of which is an Alternative Exchangeable Security, then all holders of Exchangeable Shares will be deemed to have elected to receive solely Alternative Exchangeable Securities. In such case, the Adjusted Exchange Consideration will equal the consideration that a holder of Common Shares making an election on the terms set forth in the preceding sentence would have received in the transaction.
Other Rights and Preferences:   There are no sinking fund, preemptive, or redemption rights attached to our Exchangeable Shares.
Transfer Agent and Registrar:   The transfer agent and registrar for our Exchangeable Shares is Odyssey Trust Company. The transfer agent and registrar’s address is Stock Exchange Tower, 1230 – 300 5th Avenue Southwest, Calgary, Alberta, T2P 3C4, and its telephone number is (888) 290-1175.

DESCRIPTION OF SUBSCRIPTION RECEIPTS
The following description sets forth certain general terms and provisions of Subscription Receipts that may be issued hereunder and is not intended to be complete. Subscription Receipts may be issued at various times which will entitle holders thereof to receive, upon satisfaction of certain release conditions and for no additional consideration, Common Shares, Exchangeable Shares, Debt Securities, Warrants, Units or any combination thereof. The Subscription Receipts may be offered separately or together with other Securities, as the case may be. Subscription Receipts will be issued pursuant to one or more subscription receipt agreements (each, a “Subscription Receipt Agreement”), each to be entered into between the Company and an escrow agent (the “Escrow Agent”) that will be named in the relevant prospectus supplement. Each Escrow Agent will be a financial institution organized under the laws of Canada or a province thereof and authorized to carry on business as a trustee. If underwriters or agents are used in the sale of any Subscription Receipts, one or more of such underwriters or agents may also be a party to the Subscription Receipt Agreement governing the Subscription Receipts sold to or through such underwriter or agent.
The statements made in this prospectus relating to any Subscription Receipt Agreement and Subscription Receipts to be issued under this prospectus are summaries of certain anticipated provisions thereof and do not purport to be complete and are subject to, and are qualified in their entirety by reference to, the provisions of the applicable Subscription Receipt Agreement. You should refer to the Subscription Receipt Agreement relating to the specific Subscription Receipts being offered for the complete terms of the Subscription Receipts. A copy of any Subscription Receipt Agreement relating to an offering or Subscription Receipts will be filed by the Company with the securities regulatory authorities in applicable Canadian offering jurisdictions and the United States after the Company has entered into it.
General
The particular terms of each issue of Subscription Receipts will be described in the related prospectus supplement. This description may include, but may not be limited to, any of the following, if applicable:
•
the designation and aggregate number of such Subscription Receipts being offered;

•
the price at which such Subscription Receipts will be offered;

•
the designation, number and terms of the Common Shares, Exchangeable Shares, Debt Securities, Warrants, Units or any combination thereof to be received by the holders of such Subscription Receipts upon satisfaction of the release conditions, and any procedures that will result in the adjustment of those numbers;

•
the conditions (the “Release Conditions”) that must be met in order for holders of such Subscription Receipts to receive, for no additional consideration, Common Shares, Exchangeable Shares, Debt Securities, Warrants, Units or any combination thereof;

•
the procedures for the issuance and delivery of the Common Shares, Exchangeable Shares, Debt Securities, Warrants, Units or any combination thereof to holders of such Subscription Receipts upon satisfaction of the Release Conditions;

•
whether any payments will be made to holders of such Subscription Receipts upon delivery of the Common Shares, Exchangeable Shares, Debt Securities, Warrants, Units or any combination thereof upon satisfaction of the Release Conditions;

•
the identity of the Escrow Agent;

•
the terms and conditions under which the Escrow Agent will hold all or a portion of the gross proceeds from the sale of such Subscription Receipts, together with interest and income earned thereon (collectively, the “Escrowed Funds”), pending satisfaction of the Release Conditions;

•
the terms and conditions under which the Escrow Agent will release all or a portion of the Escrowed Funds to the Company upon satisfaction of the Release Conditions and if the Subscription Receipts are sold to or through underwriters or agents, the terms and conditions under which the Escrow Agent will release a portion of the Escrowed Funds to such underwriters or agents in payment of all or a portion of their fees or commissions in connection with the sale of the Subscription Receipts;

•
procedures for the refund by the Escrow Agent to holders of such Subscription Receipts of all or a portion of the subscription price of their Subscription Receipts, plus any pro rata entitlement to interest earned or income generated on such amount, if the Release Conditions are not satisfied;

•
any contractual right of rescission to be granted to initial purchasers of such Subscription Receipts in the event that this prospectus, the prospectus supplement under which Subscription Receipts are issued or any amendment hereto or thereto contains a misrepresentation;

•
any entitlement of the Company to purchase such Subscription Receipts in the open market by private agreement or otherwise;

•
if the Subscription Receipts are issued as a Unit with another Security, the date, if any, on and after which the Subscription Receipts and the other Security will be separately transferable;

•
whether the Company will issue such Subscription Receipts as global securities and, if so, the identity of the depository for the global securities;

•
whether the Company will issue such Subscription Receipts as bearer securities, as registered securities or both;

•
provisions as to modification, amendment or variation of the Subscription Receipt Agreement or any rights or terms of such Subscription Receipts, including upon any subdivision, consolidation, reclassification or other material change of the Common Shares, Exchangeable Shares, Debt Securities, Warrants, Units or other securities, any other reorganization, amalgamation, merger or sale of all or substantially all of the Company’s assets or any distribution of property or rights to all or substantially all of the holders of Common Shares;

•
whether the Company will apply to list such Subscription Receipts on any exchange;

•
the material U.S. and Canadian federal income tax consequences of owning the Subscription Receipts; and

•
any other material terms or conditions of such Subscription Receipts.

Rights of Holders of Subscription Receipts Prior to Satisfaction of Release Conditions
The holders of Subscription Receipts will not be, and will not have the rights of, shareholders of the Company. Holders of Subscription Receipts are entitled only to receive Common Shares, Exchangeable Shares, Debt Securities, Warrants, Units or a combination thereof on exchange or conversion of their Subscription Receipts, plus any cash payments, all as provided for under the Subscription Receipt Agreement and only once the Release Conditions have been satisfied.
Escrow
The Subscription Receipt Agreement will provide that the Escrowed Funds will be held in escrow by the Escrow Agent, and such Escrowed Funds will be released to the Company (and, if the Subscription Receipts are sold to or through underwriters or agents, a portion of the Escrowed Funds may be released to such underwriters or agents in payment of all or a portion of their fees in connection with the sale of the Subscription Receipts) at the time and under the terms specified by the Subscription Receipt Agreement. If the Release Conditions are not satisfied, holders of Subscription Receipts will receive a refund of all or a portion of the subscription price for their Subscription Receipts, plus their pro-rata entitlement to interest earned or income generated on such amount, if provided for in the Subscription Receipt Agreement, in accordance with the terms of the Subscription Receipt Agreement.
Modifications
The Subscription Receipt Agreement will specify the terms upon which modifications and alterations to the Subscription Receipts issued thereunder may be made by way of a resolution of holders of Subscription Receipts at a meeting of such holders or consent in writing from such holders. The number of holders of Subscription Receipts required to pass such a resolution or execute such a written consent will be specified in the Subscription Receipt Agreement.

The Subscription Receipt Agreement will also specify that the Company may amend the Subscription Receipt Agreement and the Subscription Receipts, without the consent of the holders of the Subscription Receipts, to cure any ambiguity, to cure, correct or supplement any defective or inconsistent provision, or in any other manner that will not materially and adversely affect the interests of the holder of outstanding Subscription Receipts or as otherwise specified in the Subscription Receipt Agreement.

DESCRIPTION OF UNITS
The following description sets forth certain general terms and provisions of the Units that may be issued hereunder and is not intended to be complete. Units may be issued at various times comprising any combination of the other Securities described in this prospectus. Each Unit will be issued so that the holder of such Unit is also the holder of each Security comprising such Unit. Therefore, the holder of a Unit will have the rights and obligations of a holder of each included Security (except in some cases where the right to transfer an included Security of a Unit may not occur without the transfer of the other included Security comprising part of such Unit). The Units may be offered separately or together with other Securities, as the case may be.
The particular terms of each issue of Units will be described in the related prospectus supplement. This description may include, but may not be limited to, any of the following, if applicable:
•
the designation and aggregate number of Units;

•
the price at which the Units will be offered;

•
the designation and terms of the Units and the Securities comprising the Units, including whether and under what circumstances those Securities may be held or transferred separately;

•
any provisions for the issuance, payment, settlement, transfer or exchange of the Units or of the Securities comprising the Units;

•
whether the Company will apply to list the Units on any exchange;

•
the material U.S. and Canadian federal income tax consequences of owning the Units, including how the purchase price paid will be allocated among the Securities comprising the Units; and

•
whether the Units will be issued in fully registered or global form.

DESCRIPTION OF WARRANTS
The following description sets forth certain general terms and provisions of Warrants for the purchase of Common Shares, Exchangeable Shares, Debt Securities or Units that may be issued hereunder and is not intended to be complete. The Warrants may be offered separately or together with other Securities, as the case may be. Warrants may be issued at various times under one or more warrant agreement to be entered into by the Company and one or more banks or trust companies acting as warrant agent.
The statements made in this prospectus relating to any warrant agreement and Warrants to be issued under this prospectus are summaries of certain anticipated provisions thereof and do not purport to be complete and are subject to, and are qualified in their entirety by reference to, the provisions of the applicable warrant agreement. You should refer to the warrant agreement relating to the specific Warrants being offered for the complete terms of the Warrants. A copy of any warrant agreement relating to an offering or Warrants will be filed by the Company with the securities regulatory authorities in applicable Canadian offering jurisdictions and the United States after the Company has entered into it.
The particular terms of each issue of Warrants will be described in the related prospectus supplement. This description may include, but may not be limited to, any of the following, if applicable:
•
the designation and aggregate number of Warrants;

•
the price at which the Warrants will be offered;

•
the designation, number and terms of the Common Shares, Exchangeable Shares, Debt Securities or Units, as applicable, purchasable upon exercise of the Warrants, and procedures that will result in the adjustment of those numbers;

•
the date on which the right to exercise the Warrants will commence and the date on which such right will expire;

•
the exercise price of the Warrants;

•
if the Warrants are issued as a Unit with another Security, the date, if any, on and after which the Warrants and the other Security will be separately transferable;

•
any minimum or maximum amount of Warrants that may be exercised at any one time;

•
any terms, procedures and limitations relating to the transferability, exchange or exercise of the Warrants;

•
whether the Warrants will be subject to redemption or call and, if so, the terms of such redemption or call provisions;

•
provisions as to modification, amendment or variation of the warrant agreement or any rights or terms of such Warrants, including upon any subdivision, consolidation, reclassification or other material change of the Common Shares, Exchangeable Shares, Debt Securities, Units or other securities, any other reorganization, amalgamation, merger or sale of all or substantially all of the Company’s assets or any distribution of property or rights to all or substantially all of the holders of Common Shares;

•
the material U.S. and Canadian federal income tax consequences of owning the Warrants; and

•
any other material terms or conditions of the Warrants.

Warrant certificates will be exchangeable for new Warrant certificates of different denominations at the office indicated in the prospectus supplement. Prior to the exercise of their Warrants, holders of Warrants will not have any of the rights of holders of the securities subject to the Warrants. The Company may amend the warrant agreement(s) and the Warrants, without the consent of the holders of the Warrants, to cure any ambiguity, to cure, correct or supplement any defective or inconsistent provision or in any other manner that will not prejudice the rights of the holders of outstanding Warrants, as a group.

DESCRIPTION OF DEBT SECURITIES
The following description, together with the additional information we include in any applicable prospectus supplement or free writing prospectus, summarizes certain general terms and provisions of the debt securities that we may offer under this prospectus. When we offer to sell a particular series of debt securities, we will describe the specific terms of the series in a supplement to this prospectus. We will also indicate in the supplement to what extent the general terms and provisions described in this prospectus apply to a particular series of debt securities.
We may issue debt securities either separately, or together with, or upon the conversion or exercise of or in exchange for, other securities described in this prospectus. Debt securities may be our senior, senior subordinated or subordinated obligations and, unless otherwise specified in a supplement to this prospectus, the debt securities will be our direct, unsecured obligations and may be issued in one or more series. Each debt security of the same series of debt securities will rank pari passu with each other debt security of the same series (regardless of their actual date or terms of issue) and, subject to statutory preferred exceptions, with all of our other present and future unsecured obligations or indebtedness.
The debt securities will be issued under an indenture between us and Computershare Trust Company of Canada as trustee or such other trustee named in the prospectus supplement, which will be based on a form of indenture. We have summarized select portions of the form of indenture below. The summary is not complete. The form of the indenture has been filed as an exhibit to the registration statement and you should read the form of indenture for provisions that may be important to you. In the summary below, we have included references to the section numbers of the form of indenture so that you can easily locate these provisions. Capitalized terms used in the summary and not defined herein have the meanings specified in the form of indenture.
As used in this section only, “Canopy Growth,” “we,” “our” or “us” refer to Canopy Growth Corporation, excluding its subsidiaries, unless expressly stated or the context otherwise requires.
General
The terms of each series of debt securities will be established by or pursuant to a resolution of the Board and set forth or determined in the manner provided in a resolution of the Board, in an officer’s certificate or by a supplemental indenture (Section 2.3). The particular terms of each series of debt securities will be described in a prospectus supplement relating to such series (including any pricing supplement or term sheet).
We can issue an unlimited amount of debt securities under the indenture that may be in one or more series with the same or various maturities, at par, at a premium or at a discount (Section 2.2 and Section 2.3). We will set forth in a prospectus supplement (including any pricing supplement or term sheet) relating to any series of debt securities being offered, the aggregate principal amount and the following terms of the debt securities, if applicable:
•
the designation of the debt securities of the series, which shall distinguish the debt securities of the series from the debt securities of all other series;

•
any limit upon the aggregate principal amount of the debt securities of the series that may be certified and delivered under the indenture;

•
the date or dates on which the principal of the debt securities of the series is payable;

•
the rate or rates at which the debt securities of the series shall bear interest, if any, the date or dates from which such interest shall accrue, on which such interest shall be payable and on which record date, if any, shall be taken for the determination of holders to whom such interest shall be payable and/or the method or methods by which such rate or rates or date or dates shall be determined;

•
the place or places where the principal of and any interest on debt securities of the series shall be payable or where any debt securities of the series may be surrendered for registration of transfer or exchange;

•
the right, if any, of Canopy Growth to redeem debt securities of the series, in whole or in part, at its option and the period or periods within which, the price or prices at which and any terms and conditions upon which, debt securities of the series may be so redeemed;

•
the obligation, if any, of Canopy Growth to redeem, purchase or repay debt securities of the series pursuant to any mandatory redemption, sinking fund or analogous provisions or at the option of a holder thereof and the price or prices at which, the period or periods within which, the date or dates on which, and any terms and conditions upon which, debt securities of the series shall be redeemed, purchased or repaid, in whole or in part, pursuant to such obligations;

•
if other than denominations of $1,000 and any integral multiple thereof, the denominations in which debt securities of the series shall be issuable;

•
subject to the provisions of the indenture, any trustee, depositories, authenticating or paying agents, transfer agents or registrars or any other agents with respect to the debt securities of the series;

•
any other events of default or covenants with respect to the debt securities of the series;

•
whether and under what circumstances the debt securities of the series will be convertible into or exchangeable for securities of any person;

•
the form and terms of the debt securities of the series;

•
if applicable, that the debt securities of the series shall be issuable in certificated or uncertificated form;

•
if other than Dollars, the currency in which the debt securities of the series are issuable; and

•
any other terms of the debt securities of the series (which terms shall not be inconsistent with the provisions of the indenture) (Section 2.3).

We may issue debt securities that provide for an amount less than their stated principal amount to be due and payable upon declaration of acceleration of their maturity pursuant to the terms of the indenture. We will provide you with information on the federal income tax considerations and other special considerations applicable to any of these debt securities in the applicable prospectus supplement.
If we denominate the purchase price of any of the debt securities in a foreign currency or currencies or a foreign currency unit or units, or if the principal of and any premium and interest on any series of debt securities is payable in a foreign currency or currencies or a foreign currency unit or units, we will provide you with information on the restrictions, elections, general tax considerations, specific terms and other information with respect to that issue of debt securities and such foreign currency or currencies or foreign currency unit or units in the applicable prospectus supplement.
Transfer and Exchange
The debt securities of a series may be issued in whole or in part as one or more global debt securities, that may or may not be book-entry based only debt securities, registered in the name of a depository, or its nominee, designated by Canopy Growth in a written direction delivered to the trustee at the time of issue of such debt securities. The debt securities may also be issued in certificated form (we will refer to any debt security represented by a certificated security as a “debt security certificate”) as set forth in the applicable prospectus supplement.
You may transfer or exchange certificated debt securities at the offices of the trustee in accordance with the terms of the indenture (Section 3.6). Subject to certain exceptions, service charges will be applied for any transfer or exchange of certificated debt securities, but we may require payment of a sum sufficient to cover any tax or other governmental or other charges payable in connection with a transfer or exchange (Section 3.8).
You may effect the transfer of certificated debt securities and the right to receive the principal of, premium and interest on certificated debt securities only by surrendering the debt security certificate representing those certificated debt securities and either reissuance by us or the trustee of the certificate to the new holder or the issuance by us or the trustee of a new certificate to the new holder.
Each global debt security representing book-entry debt securities will be deposited with, or on behalf of, the depository, and registered in the name of the depository or a nominee of the depository.
Covenants
In addition to those restrictive covenants set forth in the indenture, we will set forth in the applicable prospectus supplement any restrictive covenants applicable to any issue of debt securities (Article 8).

No Protection in the Event of a Change of Control
Unless we state otherwise in the applicable prospectus supplement, the debt securities will not contain any provisions which may afford holders of the debt securities protection in the event we have a change in control or in the event of a highly leveraged transaction (whether or not such transaction results in a change in control) which could adversely affect holders of debt securities.
Consolidation, Merger and Sale of Assets
We may not, without the consent of the holders of the debt securities, such consent not to be unreasonably withheld, conditioned or delayed, consolidate with or amalgamate or merge with or into any person (other than a directly or indirectly wholly-owned subsidiary of ours) or sell, convey, transfer or lease all or substantially all of our properties and assets to another person (other than a directly or indirectly wholly-owned subsidiary of ours) unless:
•
the person formed by such consolidation or into which Canopy Growth is amalgamated or merged, or the person which acquires by sale, conveyance, transfer or lease all or substantially all of the properties, assets and/or equity interests of Canopy Growth is a corporation, organized and existing under the laws of Canada or any province or territory thereof or the laws of the United States or any state thereof and such corporation (if other than Canopy Growth or the continuing corporation resulting from the amalgamation of Canopy Growth with another corporation under the laws of Canada or any province or territory thereof) expressly assumes, by supplemental indenture, executed and delivered to the trustee, in form satisfactory to the trustee, the obligations of Canopy Growth under the debt securities and indenture and the performance or observance of every covenant and provision of the indenture and debt securities required on the part of Canopy Growth to be performed or observed and, to the extent applicable, any conversion rights, including with respect to a similar conversion price relative to shares of the other person that are listed on a recognized stock exchange, by supplemental indenture satisfactory in form to the trustee, executed and delivered to the trustee, by the person (if other than Canopy Growth or the continuing corporation resulting from the amalgamation of Canopy Growth with another corporation under the laws of Canada or any province or territory thereof) formed by such consolidation or into which Canopy Growth shall have been merged or by the person which shall have acquired Canopy Growth’s assets;

•
after giving effect to such transaction, no event of default, and no event which, after notice or lapse of time or both, would become an event of default, shall have occurred and be continuing; and

•
if Canopy Growth or the continuing corporation resulting from the amalgamation or merger of Canopy Growth with another person under the laws of Canada or any province or territory thereof or the laws of the United States or any state thereof will not be the resulting, continuing or surviving corporation, Canopy Growth shall have, at or prior to the effective date of such consolidation, amalgamation, merger or sale, conveyance, transfer or lease, delivered to the trustee an officer’s certificate and an opinion of counsel, which complies with section 314 of the Trust Indenture Act to the extent required by the provisions thereof, each stating that such consolidation, merger or transfer complies with Article 11 of the indenture and, if a supplemental indenture is required in connection with such transaction, such supplemental indenture complies with Article 11, and that all conditions precedent in the indenture relating to such transaction have been complied with (Article 11).

The sale, conveyance, transfer or lease (in a single transaction or a series of related transactions) of the properties or assets of one or more subsidiaries of Canopy Growth (other than to Canopy Growth or another wholly-owned subsidiary of Canopy Growth), which, if such properties or assets were directly owned by Canopy Growth, would constitute all or substantially all of the properties and assets of Canopy Growth and its subsidiaries, taken as a whole, shall be deemed to be the sale, conveyance, transfer or lease of all or substantially all of the properties and assets of Canopy Growth (Article 11).
Events of Default
“Event of default” means with respect to any series of debt securities, any of the following:
•
failure for 30 days to pay interest on the debt securities when payable;

•
failure for 15 days to pay principal or premium, if any, when due on the debt securities whether at maturity, upon redemption, by declaration or otherwise;

•
default in the observance or performance of any other covenant or condition of the indenture by Canopy Growth and the failure to cure (or obtain a waiver by the requisite debt securities holders for) such default for a period of 60 days after notice in writing has been given by the trustee (in the manner and to the extent provided in the Trust Indenture Act) or from holders of not less than 50% in aggregate principal amount of the debt securities to Canopy Growth specifying such default and requiring Canopy Growth to rectify such default or obtain a waiver for same;

•
the occurrence of a default or an event of default (after the giving of all applicable notices or the expiry of all applicable grace or cure periods) with respect to any mortgage, agreement or other instrument of Canopy Growth under which there may be outstanding, or by which there may be secured or evidenced, any indebtedness for money borrowed in excess of $100,000,000 (or its foreign currency equivalent) in the aggregate of Canopy Growth, whether such indebtedness now exists or shall hereafter be created (i) resulting in such indebtedness becoming or being declared due and payable or (ii) constituting a failure to pay the principal or interest of any such debt when due and payable at its stated maturity, upon required repurchase, upon declaration of acceleration or otherwise;

•
if a decree or order of a court having jurisdiction is entered adjudging Canopy Growth as bankrupt or insolvent under the Bankruptcy and Insolvency Act (Canada) or any other bankruptcy, insolvency or analogous laws, or issuing sequestration or process of execution against, or against any substantial part of, the property of Canopy Growth, or appointing a receiver of, or of any substantial part of, the property of Canopy Growth or ordering the winding-up or liquidation of its affairs, and any such decree or order continues unstayed and in effect for a period of 60 days;

•
if Canopy Growth institutes proceedings to be adjudicated a bankrupt or insolvent, or consents to the institution of bankruptcy or insolvency proceedings against it under the Bankruptcy and Insolvency Act (Canada) or any other bankruptcy, insolvency or analogous laws, or consents to the filing of any such petition or to the appointment of a receiver of, or of any substantial part of, the property of Canopy Growth or makes a general assignment for the benefit of creditors, or admits in writing its inability to pay its debts generally as they become due;

•
if a resolution is passed for the winding-up or liquidation of Canopy Growth except in the course of carrying out or pursuant to a transaction in respect of which the conditions of Section 11.1 of the indenture are duly observed and performed;

•
if Canopy Growth fails to comply with Article 11 of the indenture; and

•
any other event of default provided with respect to debt securities of a particular series, which is specified in a Board resolution, a supplemental indenture or an officer’s certificate (Section 9.1).

We will notify the trustee and the debt securities holders by way of an officer’s certificate setting forth the details of such event of default, its status and the action that we are taking or proposing to take in respect thereof upon obtaining knowledge of any event of default under the indenture (Section 8.3).
If an event of default occurs and is continuing, then the trustee may, upon receipt of a request in writing signed by the holders of not less than 50% in principal amount of the debt securities then outstanding (or if the event of default shall exist only in respect of one or more series of the debt securities then outstanding, then upon receipt of a request in writing signed by the holders of not less than 50% in principal amount of the debt securities of such series then outstanding) subject to the provisions of Section 9.3 of the indenture and in the manner and to the extent provided in the Trust Indenture Act, by notice in writing to us declare the principal of and interest and premium, if any, on all debt securities then outstanding and all other amounts outstanding under the indenture to be due and payable and the same shall thereupon forthwith become immediately due and payable (or, if the event of default shall exist only in respect of one or more series of the debt securities then outstanding, then the trustee may declare due and payable the principal and interest and premium, if any, only with respect to such debt securities in respect of which there is an event of default) to the trustee. In the case of an event of default resulting from certain events of bankruptcy, insolvency or reorganization, the principal of and interest and premium, if any, on all outstanding debt securities and all other amounts outstanding under the indenture shall automatically become and be immediately due and payable without any declaration or other act on the part of the trustee or any holder of outstanding debt securities (Section 9.1).
Upon the happening or continuance of any event of default, the holders of the debt securities shall have the power by requisition in writing by the holders of more than 50% of the principal amount of debt securities then outstanding, to instruct the trustee to waive any event of default and to cancel any declaration made by the trustee pursuant to the terms of the indenture and the trustee shall thereupon waive the event of default and cancel such declaration, or either, upon such terms and conditions as shall be prescribed in such requisition; provided that notwithstanding the foregoing if the event of default has occurred by reason of the non-observance or non-performance by Canopy Growth of any covenant applicable only to one or more series of debt securities, then the holders of more than 50% of the principal amount of the outstanding debt securities of that series shall be entitled to exercise the foregoing power and the trustee shall so act and it shall not be necessary to obtain a waiver from the holders of any other series of debt securities. The trustee, so long as it has not become bound to declare the principal, premium (if any) and interest (if any) on the debt securities then outstanding to be due and payable, or to obtain or enforce payment of the same, shall have power to waive any event of default if, in the trustee’s opinion, the same shall have been cured or adequate satisfaction made therefor, and in such event to cancel any such declaration theretofore made by the trustee in the exercise of its reasonable discretion, upon such terms and conditions as the trustee may deem advisable in good faith (Section 9.3(1)).
We refer you to the prospectus supplement relating to any series of debt securities that are discount securities for the particular provisions relating to acceleration of a portion of the principal amount of such discount securities upon the occurrence of an event of default.
The indenture provides that the trustee is not under any obligation to commence or continue any act, action or proceeding for the purpose of enforcing the rights of the trustee and of the debt securities holders under the indenture and that such obligation shall be conditional upon the debt securitiesholders furnishing when required by notice in writing by the trustee, sufficient funds to commence or continue such act, action or proceeding and indemnity reasonably satisfactory to the trustee to protect and hold harmless the trustee against the costs, charges and expenses and liabilities to be incurred thereby and any loss and damage it may suffer by reason thereof (Section 16.12(1)).
No holder of any debt securities shall have any right to institute any action, suit or proceeding at law or in equity for the purpose of enforcing payment of the principal of or interest or any other amount on the debt securities or for the execution of any trust or power under the indenture or for the appointment of a liquidator or receiver or for a receiving order under the Bankruptcy and Insolvency Act (Canada) or to have Canopy Growth wound up or to file or prove a claim in any liquidation or bankruptcy proceeding or for any other remedy under the indenture, unless: (a) such holder shall previously have given to the trustee written notice of the happening of an event of default under the indenture; (b) the debt securitiesholders by written instrument signed by the holders of at least 50% in principal amount of the debt securities then outstanding shall have made a request to the trustee and the trustee shall have been afforded reasonable opportunity either itself to proceed to exercise the powers granted under the indenture or to institute an action, suit or proceeding in its name for such purpose; (c) the debt securitiesholders or any of them shall have furnished to the trustee, when so requested by the trustee, sufficient funds and security and indemnity satisfactory to it against the costs, expenses and liabilities to be incurred therein or thereby; and (d) the trustee shall have failed to act within a reasonable time after such notification, request and offer of indemnity and such notification, request and offer of indemnity are hereby declared in every such case, at the option of the trustee, to be conditions precedent to any such proceeding or for any other remedy under the indenture by or on behalf of the holder of any debt securities, it being understood and intended that no one or more of such debt securitiesholder shall have any right in any manner whatever by virtue of, or by availing of, any provision of the indenture to affect, disturb or prejudice the rights of any other debt securitiesholders in the case of any event of default, or to obtain or to seek to obtain priority or preference over any other of such debt securitiesholders or to enforce any right under the indenture, except in the manner therein provided and for the equal and ratable benefit of all debt securitiesholders (Section 9.5).
Notwithstanding any other provision in the indenture, the holder of any debt securities will have an absolute and unconditional right to receive payment of the principal of, premium (if any) and interest (if any) on that debt security on or after the due dates expressed in that debt security and, subject to the limitations on a debt securitiesholder’s ability to institute suit contained in Section 9.5 of the indenture, to institute suit for the enforcement of payment and such rights shall not be impaired without the consent of such debt securitiesholder (Section 9.12).
The indenture requires us, within 120 days after the end of each fiscal year, to deliver to the trustee an officer’s certificate stating whether we have any knowledge of any event of default that is continuing and, if so, specifying each such event of default and the nature thereof. We will also have to comply with Section 314(a)(4) of the Trust Indenture Act (Section 8.6).
If an event of default shall occur and be continuing the trustee shall, within 30 days after it receives written notice of the occurrence of such event of default, give notice of such event of default to the debt security holders in the manner provided in the indenture and in the manner and to the extent provided in the Trust Indenture Act; provided that notwithstanding the foregoing, unless the trustee shall have been requested to do so by the holders of at least 50% of the principal amount of the debt securities then outstanding, and except in the case of an event of default in the payment of the principal of, or premium, if any, or interest on, any of the debt securities or in the making of any sinking fund payment with respect to the debt securities, the trustee shall be protected in withholding such notice if and so long as the Board, the executive committee or a committee of directors or responsible officers (as applicable) of the trustee determine in good faith that the withholding of such notice is in the interests of the debt security holders. The trustee shall advise Canopy Growth in writing of such determination to withhold notice (Section 9.2(1)).
When notice of the occurrence of an event of default has been given and the event of default is thereafter cured, notice that the event of default is no longer continuing shall be given by the trustee to the debt securitiesholders within 15 days after the trustee becomes aware the event of default has been cured (Section 9.2(2)).
The indenture provides that the trustee will not be deemed to have notice of any event of default, except events of default relating to payments of interest, principal or premium, unless a responsible officer of the trustee has actual knowledge thereof or unless written notice of any event that is in fact such an event of default is received by the trustee at the corporate trust office of the trustee, and such notice references the debt securities and the indenture (Section 9.2(3)).
Modification and Waiver
We and the trustee may modify, amend or supplement the indenture or the debt securities of any series without the consent of any holder of any debt security to:
•
provide for the issuance of debt securities under the indenture;

•
curing any ambiguity or to correct or supplement any provision contained in the indenture or in any supplemental indenture which may be defective or inconsistent with any other provision contained in the indenture or in any supplemental indenture or to conform the terms of the indenture, as amended and supplemented;

•
making any change in the debt securities that does not adversely affect in any material respect the rights of the debt securities holders;

•
adding to the covenants of Canopy Growth contained for the protection of the debt securities holders or providing for events of default, in addition to those specified in the indenture;

•
making such provisions not inconsistent with the indenture as may be necessary or desirable with respect to matters or questions arising under the indenture, including the making of any modifications in the form of the debt securities which do not affect the substance thereof and which in the opinion of the trustee relying on an opinion of counsel which complies with Section 314 of the Trust Indenture Act to the extent required by the provisions thereof, will not be prejudicial to the interests of the debt securities holders;

•
evidencing the succession, or successive successions, of others to Canopy Growth and the covenants of and obligations assumed by any such successor in accordance with the provisions of the indenture; and

•
to add or change or eliminate any provision of the indenture as shall be necessary or desirable in accordance with any amendments to the Trust Indenture Act (Section 17.1).

We may also modify, amend or supplement the indenture or the debt securities of any series with the consent of the holders of not less than a majority in principal amount of the outstanding debt securities of each series affected by the modifications or amendments. We may not make any modification or amendment without the consent of the holders of each affected debt security then outstanding if that amendment will:
•
change the stated maturity of the principal of, premium (if any) or any installment of interest (if any) on any debt securities, or reduce the principal amount thereof, premium (if any) or the rate of interest (if any) thereon, or adversely affect any right of repayment at the option of any debt securitiesholder, or change the currency in which, any debt security or any premium or interest thereon is payable, or impair the right to institute suit for the enforcement of any such payment on or after the stated maturity thereof (or, in the case of repayment at the option of the debt securitiesholder, on or after the repayment date), or adversely affect any right to convert or exchange any debt securities as may be provided in the indenture, or

•
reduce the percentage in principal amount of the outstanding debt securities required for any such supplemental indenture, or the consent of whose debt securitiesholders is required for any waiver of compliance with certain provisions of the indenture which affect such series or certain defaults applicable to such series hereunder and their consequences provided for in the indenture, or

•
modify any of the provisions of Section 17.2 or Section 9.12 of the indenture, except to increase any such percentage or to provide that certain other provisions of the indenture which affect cannot be modified or waived without the consent of the debt securitiesholders of each outstanding debt security.

It shall not be necessary for any consent of debt securitiesholders under Section 17.2 of the indenture to approve the particular form of any proposed supplemental indenture, but it shall be sufficient if such consent shall approve the substance thereof (Section 17.2).
Defeasance of debt securities
The indenture provides that, unless otherwise provided by the terms of the applicable series of debt securities, we may be discharged from any and all obligations in respect of the debt securities of any series (subject to certain exceptions). We will be so discharged upon the irrevocable deposit with the trustee, in trust, of money and/or U.S. government obligations or, in the case of debt securities denominated in a single currency other than Dollars, cash in the currency or currency unit in which the debt securities are payable and/or such amount in such currency or currency unit of direct obligations of, or obligations the principal and interest of which are guaranteed by, the Government of the United States or the government that issued the currency or currency unit in which the debt securities are payable (Section 10.5).
No Personal Liability of Directors
None of our directors will have any liability for any of our obligations under the debt securities or the indenture or for any claim based on, or in respect or by reason of, such obligations or their creation (Section 18.3).
Governing Law
The indenture and debt securities will be governed by and construed in accordance with the laws of the Province of Ontario, except to the extent that the Trust Indenture Act of 1939, as amended, is applicable.

CERTAIN INCOME TAX CONSIDERATIONS
The applicable prospectus supplement will describe certain material U.S. federal income tax consequences, if any, of the acquisition, ownership and disposition of any Securities offered thereunder by an initial investor who is a U.S. person (within the meaning of the U.S. Internal Revenue Code).
The applicable prospectus supplement will also describe certain material Canadian federal income tax consequences, if any, to an investor, including investors who are non-residents of Canada, of acquiring, owning and disposing any Securities offered thereunder.

SELLING SECURITYHOLDERS
Information about selling securityholders, where applicable, will be set forth in a prospectus supplement, in a post-effective amendment or in filings we make with the SEC under the Exchange Act which are incorporated by reference into this prospectus.

PLAN OF DISTRIBUTION
We and/or the selling securityholders, and their pledgees, donees, transferees or other sucessors in interest, may sell the Securities being offered by this prospectus, on a continuous or delayed basis, separately or together: (a) to or through one or more underwriters or dealers; (b) through one or more agents; (c) in “at the market offerings” to or through a market maker or into an existing trading market, or a securities exchange or otherwise; (d) directly to one or more other purchasers; or (e) through a combination of any of these methods of sale or by any other legally available means.
The Securities offered pursuant to any prospectus supplement may be sold from time to time in one or more transactions at: (i) a fixed price or prices, which may be changed from time to time; (ii) market prices prevailing at the time of sale; (iii) prices related to such prevailing market prices; or (iv) other negotiated prices, including in transactions that are deemed to be “at-the-market distributions,” including sales made directly on the TSX, Nasdaq or other existing trading markets for the Securities.
A description of such price will be disclosed in the applicable prospectus supplement. The prices at which the Securities may be offered may vary as between purchaser and during the period of distribution. If, in connection with the offering of Securities at a fixed price or prices, the underwriters have made a bona fide effort to sell all of the Securities at the initial offering price fixed in the applicable prospectus supplement, the public offering price may be decreased and thereafter further changed, from time to time, to an amount not greater than the initial public offering price fixed in such prospectus supplement, in which case the compensation realized by the underwriters will be decreased by the amount that the aggregate price paid by purchasers for the Securities is less than the gross proceeds paid by the underwriters to the Company. The Company will obtain any requisite exemptive relief prior to conducting “at-the-market distributions.”
Each prospectus supplement will set forth the terms of the offering, including the type of Security being offered, the name or names of any underwriters, dealers or agents, the purchase price of such Securities, the proceeds to the Company from such sale, any underwriting commissions or discounts and other items constituting underwriters’ compensation and any discounts or concessions allowed or re-allowed or paid to dealers. Only underwriters so named in the prospectus supplement are deemed to be underwriters in connection with the Securities offered thereby.
By Underwriters
If underwriters are used in the sale of Securities under this prospectus and any prospectus supplement, the Securities will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. Unless otherwise set forth in the prospectus supplement relating thereto, the obligations of underwriters to purchase the Securities will be subject to certain conditions, but the underwriters will be obligated to purchase all of the Securities offered by the prospectus supplement if any of such Securities are purchased. The Company or selling securityholders may agree to pay the underwriters a fee or commission for various services relating to the offering of any Securities. Any such fee or commission will be paid out of the proceeds of the offering or the general corporate funds of the Company.
By Dealers
If dealers are used, and if so specified in the applicable prospectus supplement, the Company or selling securityholders will sell such Securities to the dealers as principals. The dealers may then resell such Securities to the public at varying prices to be determined by such dealers at the time of resale. Any public offering price and any discounts or concessions allowed or re-allowed or paid to dealers may be changed from time to time. The Company will set forth the names of the dealers and the terms of the transaction in the applicable prospectus supplement.
By Agents
The Securities may also be sold through agents designated by the Company or selling securityholders. Any agent involved will be named, and any fees or commissions payable by the Company or selling securityholders to such agent will be set forth, in the applicable prospectus supplement. Any such fees or commissions will be paid out of the proceeds of the offering or the general corporate funds of the Company. Unless otherwise indicated in the prospectus supplement, any agent will be acting on a best efforts basis for the period of its appointment.
Direct Sales
Securities may also be sold directly by the Company or selling securityholders at such prices and upon such terms as agreed to by the Company or selling securityholders and the purchaser. In this case, no underwriters, dealers or agents would be involved in the offering.
Selling Securityholders
The selling securityholders, and their pledgees, donees, transferees or other successors in interest, may offer the Securities in one or more offerings, and if required by applicable law or in connection with an underwritten offering, pursuant to one or more prospectus supplements, and any such prospectus supplement will set forth the terms of the relevant offering as described above. To the extent the Securities offered by a selling securityholder pursuant to a prospectus supplement remain unsold, the selling securityholder may offer those Securities on different terms pursuant to another prospectus supplement. Sales by the selling securityholders may not require the provision of a prospectus supplement.
In addition to the foregoing, each of the selling securityholders may offer the Securities at various times in one or more of the following transactions: through short sales, derivative and hedging transactions; by pledge to secure debts and other obligations; through offerings of securities exchangeable, convertible or exercisable for the Securities; under forward purchase contracts with trusts, investment companies or other entities (which may, in turn, distribute their own securities); through distribution to its members, partners or shareholders; in exchange or over-the-counter market transactions; and/or in private transactions.
Each of the selling securityholders also may resell all or a portion of the Securities that the selling securityholder owns in open market transactions in reliance upon Rule 144 under the Securities Act provided the selling securityholder meets the criteria and conforms to the requirements of Rule 144.
We will not receive any of the proceeds from the sale of the Securities by selling securityholders.
General Information
Selling securityholders, underwriters, dealers and agents that participate in the distribution of the Securities offered by this prospectus may be deemed underwriters under the Securities Act, and any discounts or commissions they receive from the Company and any profit on their resale of the securities may be treated as underwriting discounts and commissions under the Securities Act. Selling securityholders who are deemed underwriters under the Securities Act will be subject to the prospectus delivery requirements of the Securities Act.
Selling securityholders, underwriters, dealers or agents who participate in the distribution of Securities may be entitled under agreements to be entered into with the Company to indemnification by the Company against certain liabilities, including liabilities under Canadian provincial and territorial and U.S. securities legislation, or to contribution with respect to payments which such selling securityholders, underwriters, dealers or agents may be required to make in respect thereof. Such selling securityholders, underwriters, dealers or agents may be customers of, engage in transactions with, or perform services for, the Company in the ordinary course of business.
In connection with any offering of Securities (unless otherwise specified in the prospectus supplement), the underwriters may over-allot or effect transactions which stabilize or maintain the market price of the Securities offered at a level above that which might otherwise prevail in the open market. Such transactions may be commenced, interrupted or discontinued at any time.
Agents, underwriters or dealers may make sales of Securities in privately negotiated transactions and/or any other method permitted by law, including sales deemed to be an “at-the-market distribution” and subject to limitations imposed by and the terms of any regulatory approvals required and obtained under, applicable Canadian securities laws which includes sales made directly on an existing trading market for the Common

Shares, or sales made to or through a market maker other than on a securities exchange. In connection with any offering of Securities, except with respect to “at-the-market distributions,” underwriters may over-allot or effect transactions which stabilize or maintain the market price of the offered Securities at a level above that which might otherwise prevail in the open market. Such transactions may be commenced, interrupted or discontinued at any time. No underwriter of an “at-the-market distribution,” and no person or company acting jointly or in concert with an underwriter, may, in connection with the distribution, enter into any transaction that is intended to stabilize or maintain the market price of the Common Shares, including selling an aggregate number of Common Shares that would result in the underwriter creating an over-allocation position in the Common Shares.
Each class of Securities, other than the Common Shares, will be a new issue of Securities with no established trading market. Subject to applicable laws, any underwriter may make a market in such Securities, but will not be obligated to do so and may discontinue any market making at any time without notice. There may be limited liquidity in the trading market for any such Securities.
Unless otherwise specified in the applicable prospectus supplement, the Company does not intend to list any of the Securities other than the Common Shares on any securities exchange. Consequently, unless otherwise specified in the applicable prospectus supplement, there is no market through which the Subscription Receipts, Units, Warrants and Debt Securities may be sold and purchasers may not be able to resell any such Securities purchased under this prospectus. This may affect the pricing of the Subscription Receipts, Units, Warrants and Debt Securities in the secondary market, the transparency and availability of trading prices, the liquidity of such Securities and the extent of issuer regulation. No assurances can be given that a market for trading in Securities of any series or issues will develop or as to the liquidity of any such market, whether or not the Securities are listed on a securities exchange.
Registration Rights
Certain holders of our Common Shares are entitled to rights with respect to the registration of such shares for public resale under the Securities Act.
Certain U.S. Matters
Any Securities initially sold outside the United States may be resold in the United States through underwriters, dealers or otherwise.
To comply with the securities laws of some states of the United States, if applicable, the Securities may be sold in these jurisdictions only through registered or licensed brokers or dealers. In addition, in some states of the United States the Securities may not be sold unless they have been registered or qualified for sale or an exemption from registration or qualification requirements is available and is complied with.

LEGAL MATTERS
The validity of the Common Shares, Exchangeable Shares, Subscription Receipts, Units, Warrants and Debt Securities offered hereby and certain other Canadian legal matters related to the Securities being offered hereby will be passed upon for us by Cassels Brock & Blackwell LLP. Certain matters of U.S. law will be passed upon for us by Paul Hastings LLP, New York, New York. Any selling securityholders or any underwriters, dealers or agents will be advised by their own legal counsel concerning matters relating to any offering.
EXPERTS
The consolidated financial statements of Canopy Growth Corporation as of March 31, 2024 and for the year then ended, and the effectiveness of internal control over financial reporting as of March 31, 2024, have been incorporated by reference herein in reliance on the reports of PKF O’Connor Davies, LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in auditing and accounting
The consolidated financial statements of Canopy Growth Corporation as of March 31, 2023, and for each of the years in the two-year period ended March 31, 2023, have been incorporated by reference herein in reliance on the report of KPMG LLP (“KPMG”), independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in auditing and accounting.
The audit report covering the March 31, 2023 consolidated financial statements included in the 2023 Annual Report contains an explanatory paragraph that states that the Company’s material debt obligations coming due in the short-term, recurring losses from operations and the requirement for additional capital to fund its operations raise substantial doubt about the Company’s ability to continue as a going concern. The 2023 consolidated financial statements do not include any adjustments that might result from the outcome of that uncertainty.
Canopy Growth Corporation has agreed to indemnify and hold KPMG harmless against and from any and all legal costs and expenses incurred by KPMG in successful defense of any legal action or proceeding that arises as a result of KPMG’s consent to the incorporation by reference of its audit report on the Company’s past financial statements incorporated by reference in this Registration Statement.
ENFORCEABILITY OF CIVIL LIABILITIES
We are a corporation incorporated under and governed by the Canadian Business Corporations Act (the “CBCA”). Some of our officers and directors, and some of the experts named in this prospectus, are Canadian residents, and many of our assets or the assets of our officers and directors and the experts are located outside the United States. We have appointed an agent for service of process in the United States, but it may be difficult for holders of Securities who reside in the United States to effect service within the United States upon those directors, officers and experts who are not residents of the United States. It may also be difficult for holders of Securities who reside in the United States to realize in the United States upon judgments of courts of the United States predicated upon our civil liability and the civil liability of our officers and directors and experts under the United States federal securities laws. We have been advised by our Canadian counsel, Cassels Brock & Blackwell LLP, that a judgment of a United States court predicated solely upon civil liability under U.S. federal securities laws could be enforceable in Canada if the United States court in which the judgment was obtained has a basis for jurisdiction in the matter that would be recognized by a Canadian court for the same purposes. We have also been advised by Cassels Brock & Blackwell LLP, however, that there is substantial doubt whether an action could be brought in Canada in the first instance on the basis of liability predicated solely upon U.S. federal securities laws.